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                                                                   EXHIBIT 23.2
1

                    CONSENT OF COOPERS & LYBRAND L.L.P.

     We consent to the incorporation by reference of our report dated February 13, 1996 except for the restatement for discontinued operations as described in
Note 2 to the consolidated financial statements for which the date is February 13, 1997 (which includes an explanatory paragraph regarding the Company's change in method of accounting for impairment of long-lived assets in 1995 and the Company's change in method of accounting for postemployment benefits in 1994) on our audits of the consolidated financial statements and financial statement schedule of Sun Company, Inc. and subsidiaries as of December 31, 1995 and for each of the two years in the period ended December 31, 1995, which report is included in this Annual Report on Form 10-K, in the following registration statements:

     Sun Company, Inc. Capital Accumulation Plan Form S-8 Registration Statement (Registration No. 33-9931);

     Sun Company, Inc. Long-Term Incentive Plan Form S-8 Registration Statement (Registration No. 33-10055);

     Sun Company, Inc. & Subsidiaries Stock Supplement Plan Form S-8 Registration Statement (Registration No. 2-53283);

     Sun Company, Inc. Executive Long-Term Stock Investment Plan Form S-8 Registration Statement (Registration No. 33-44059);

     Sun Company, Inc. Employee Option Plan Form S-8 Registration Statement (Registration No. 33-49275);

     Sun Company, Inc. Form S-3 Registration Statement (Registration No. 33-53717);

     Sun Company, Inc. Dividend Reinvestment Plan Form S-3 Registration Statement (Registration No. 33-39834); and

     Sun Company, Inc. Dividend Reinvestment Plan Form S-3 Registration Statement (Registration No. 33-52615).


/s/COOPERS & LYBRAND L.L.P.
---------------------------
Coopers & Lybrand L.L.P.
2400 Eleven Penn Center
Philadelphia, PA 19103
March 7, 1997